                                                                    EXHIBIT 12.2
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

                        PACKAGING CORPORATION OF AMERICA
COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                                    Year Ended December 31,
                                     ------------------------------------------------------
                                                                                  Pro Forma
                                      1994     1995     1996     1997     1998      1998
                                     -------  -------  -------  -------  -------  ---------
Income (loss) before income taxes    127,246  371,229  150,182   46,104  118,968     2,884
Fixed charges                         38,876   39,931   44,736   35,500   34,846   167,374
                                     -------  -------  -------  -------  -------  ---------
  Earnings (loss)                    166,122  411,160  194,918   81,604  153,814   170,258
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------
Combined fixed charges and
 PS dividends:
  Interest expense                       740    1,485    5,129    3,739    2,782   159,476
  Preferred stock dividends
    (Note 2)                               0        0        0        0        0    20,625
  Interest portion of rent expense    38,136   38,446   39,607   31,761   32,064     7,898
                                     -------  -------  -------  -------  -------  ---------
  Combined fixed charges and
    preferred stock dividends         38,876   39,931   44,736   35,500   34,846   187,999
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends                             4.27    10.30     4.36     2.30     4.41   Note 1
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------

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


                                          Six     January 1     April 12,   Pro Forma
                                        Months       1999         1999      Six Months
                                         Ended     Through      Through       Ended
                                        June 30,   April 11,    June 30,     June 30,
                                         1998        1999        1999         1999
                                        -------  ----------   ----------   ----------
Income (loss) before income taxes        77,290    (212,315)     11,311      (6,886)
Fixed charges                            17,858       8,691      35,678      82,349
                                        -------  ----------   ----------   -----------
  Earnings (loss)                        95,148    (203,624)     46,989      75,463
                                        -------  ----------   ----------   -----------
                                        -------  ----------   ----------   -----------
Combined fixed charges and
 PS dividends:
  Interest expense                        1,681         221      34,079      78,195
  Preferred stock dividends
    (Note 2)                                --         --           --        6,188
  Interest portion of rent expense       16,177       8,470       1,599       4,154
                                        -------  ----------   ----------   -----------
  Combined fixed charges and
    preferred stock dividends            17,858       8,691      35,678      88,536
                                        -------  ----------   ----------   -----------
                                        -------  ----------   ----------   -----------
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends                                5.33    Note 1         1.32        Note 1
                                        -------  ----------   ----------   -----------
                                        -------  ----------   ----------   -----------

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Note 1:  Due to the net loss, earnings were insufficient to cover fixed charges and preferred stock dividends by $212,315 for the period January 1, 1999 through April 11, 1999 and by $13,073 for the pro forma six months ended June 30, 1999. In addition, for the pro forma year ended December 31, 1998 earnings were insufficient to cover fixed charges and preferred stock dividends by $17,741.

Note 2: Pro forma preferred stock dividends are grossed-up for a 40% tax effect for the year ended December 31, 1998, but not for the six months ended June 30, 1999 because of the net loss.